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                                                                  EXHIBIT 3(II)


                                    BY-LAWS
                                       of
                    GENERAL ELECTRIC CAPITAL SERVICES, INC.

ARTICLE 1. Meetings of Stockholders.

           Section 1.1. Annual Meetings. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before it shall be held at such place as shall be stated in the notice of the meeting, such meeting to be held on the second Thursday in March of each and every year if not a legal holiday, and if a legal holiday, then on the next secular day following, or such other date as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at such time as shall be stated in the notice of the meeting.

           Section 1.2. Special Meetings. Except as otherwise prescribed by the General Corporation Law of Delaware, special meetings of the stockholders for any purpose or purposes may be called (and the location and time thereof designated) by the President, and shall be called (and the location and time thereof designated) by the Secretary at the request in writing of a majority of the board of directors or of stockholders owning not less than a majority of the outstanding shares of Common Stock of the Corporation.

           Section 1.3. Quorum. The holders of record as of the pertinent record date of a majority of the outstanding shares of Common Stock of the Corporation shall be present or represented by proxy in order to constitute a quorum at any meeting of the stockholders of the Corporation for the transaction of any business.

           Section 1.4. Voting. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the shares of Common Stock present or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by any provision of the General Corporation Law of Delaware, the Certificate ofIncorporation or these by-laws, in which case such provision shall govern and control the decision of such question.

ARTICLE 2. Directors.

           Section 2.1. Number and Election. The board of directors shall consist of that number of members as shall be fixed, from time to time, by the stockholders or by the board of directors. Directors shall be elected (i) at the annual meeting of stockholders as provided in Section 1.1 hereof by the plurality of votes of shares represented in person or by proxy, or (ii) by a majority of the board of directors as provided in Section 2.3 hereof.
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           Section 2.2. Removal. Any one or more of the directors of the
Corporation may be removed at any time, either with or without cause, by a vote at a special meeting of stockholders called pursuant to Section 1.2 hereof of the holders of record of at least a majority of the outstanding shares of Common Stock of the Corporation, and thereupon the term of the director or directors who shall have been so removed shall forthwith terminate and there shall be a vacancy or vacancies in the board of directors.

           Section 2.3. Vacancies. Vacancies, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office, unless sooner displaced, until the next annual election of directors by the stockholders and until his successor shall be duly elected and qualified.

           Section 2.4. Regular Meetings. Regular meetings of the board of directors shall be held periodically on such dates as the board of directors may designate.

           Section 2.5. Special Meetings. Special meetings of the board of directors may be called by the President, and shall be called by the President or the Secretary at the request of any two directors, to be held at such time and place as shall be designated in the notice of such meeting.

           Section 2.6. Notice of Special Meetings. Except as otherwise prescribed by the General Corporation Law of Delaware, notice shall consist of any communication reasonably calculated to inform each director of the place, date, and hour of each special meeting of the board of directors at least two days prior to the time of holding the meeting.

           Section 2.7. Manner of Notice. In addition to any other manner of giving notice permitted by the General Corporation Law of Delaware and these by-laws, whenever notice is required to be given to any director, or any member of any committee designated by the board of directors, such requirement for notice shall not be construed to require personal delivery and such requirement for notice shall be deemed satisfied when, as far in advance of the event with respect to which notice is required as constitutes the minimum notice period required by the General Corporation Law of Delaware or these by-laws, (i) written notice is deposited in the United States mails, postage prepaid, directed to (or delivered to a telegraph company, charges prepaid, for transmission to) such director or committee member either at the address of such director or committee member as it appears on the books of the Corporation or at such person's business address, or (ii) actual notice is received orally or in writing by the person entitled thereto.

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           Section 2.8. Quorum. At each meeting of the board of directors, the presence of that number of directors necessary to constitute a quorum, as established from time to time by resolution of the board of directors, shall be necessary and sufficient for the transaction of any business, and the act of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically required by statute, by these bylaws, or by the certificate of incorporation.

           Section 2.9. Presumption of Assent. Unless otherwise provided by the General Corporation Law of Delaware, a director of the Corporation who is present at a meeting of the board of directors at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

           Section 2.10. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees of the board, each such committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee.

           The board of directors may, by resolution passed by a majority of the whole board, also designate one or more committees to the board, each such committee to consist of directors and/or officers of the Corporation. The board may designate one or more directors and/or officers as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee.

           Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation. Any executive committee designated by the board of directors shall have the power

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and authority to declare dividends and to authorize the issuance of stock.
Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

           Section 2.11. Telecommunication Meetings. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

ARTICLE 3. Officers.

           Section 3.1. Number. The officers of the Corporation, each of whom shall be elected by the board of directors, may include a Chairman of the Board, one or more Vice Chairmen of the Board, a President, an Executive Vice President, one or more Vice Presidents, a Secretary, a Treasurer and such Assistant Secretaries and Assistant Treasurers as the board of directors may deem necessary. The board of directors may create such other office or offices from time to time as shall in their judgment be necessary or convenient and shall have the power to prescribe the duties and authority of the officers elected thereto by the board of directors. Any two or more offices, except those of President and Secretary, may be held by one person.

           Section 3.2. Chairman of the Board of Directors. The Chairman of the Board shall, when present, preside at the meetings of the stockholders and of the board of directors. In addition, the Chairman of the Board shall be the chief executive officer of the Corporation. He shall exercise the powers and perform the duties usual to the chief executive officer and, subject to the control and direction of the board of directors, shall have general charge of the affairs of the Corporation. No non-U.S. citizen shall be qualified or authorized to be Chairman of the Board or to exercise any powers or duties of the Chairman of the Board in his absence or during his disability for so long as the Corporation is required by the U.S. maritime laws to be a U.S. citizen by reason of its ownership, direct or indirect, or other interest in any vessel documented under the laws of the United States.

           Section 3.3. Vice Chairman of the Board of Directors. In the absence or disability of the Chairman of the Board, the Vice Chairman of the Board shall, when present, preside at meetings of the stockholders and of the board of directors. He shall have supervision of such matters as may be designated to him by the board of directors.

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           Section 3.4. President. The President shall be  the chief operating officer of the Corporation and shall have supervision of such matters as may be designated to him by the board of directors. No non-U.S. citizen shall be qualified or authorized to be President or to exercise any powers or duties of the President in his absence or during his disability for so long as the Corporation is required by the U.S. maritime laws to be a U.S. citizen by reason of its ownership, direct or indirect, or other interest in, any vessel documented under the laws of the United States.

           Section 3.5. Vice President. Each Vice President, including the Executive Vice President, shall perform such duties in such capacities as may be assigned by the board of directors or the President. In the absence or incapacity of the President the duties of the office of President shall be performed by the Executive Vice President, unless and until the board of directors shall otherwise direct.

           Section 3.6. Vice President-Finance. The Vice President-Finance shall be the chief financial officer of the Corporation and shall be responsible for all financial matters pertaining to the Corporation and shall perform such other duties as may be assigned by the President or the board of directors.

           Section 3.7. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the board of directors, give all notices in accordance with the provisions of these by-laws or as required by the General Corporation Law of Delaware, be custodian of the corporate records and the seal of the Corporation (with power to affix the seal to all documents and attest the same), have general charge of the stock transfer books of the Corporation, and perform such other duties as from time to time may be assigned to him by the President or the board of directors.

           Section 3.8. Treasurer. The Treasurer, subject to the direction and supervision of the President and to such limitations on his authority as the board of directors may from time to time prescribe, shall have the care and custody of the funds and securities of the Corporation, sign checks, drafts, notes and orders for the payment of money, pay out and dispose of the funds and securities of the Corporation, keep accurate accounts of receipts and disbursements of such funds and securities and in general perform the duties customary to the office of treasurer.

           Section 3.9. Controller. The Controller shall keep or cause to be kept correct books of accounts of all of the Corporation's business, and he shall perform such other duties incident to his office as the board of directors may empower or direct him to perform, and in such manner as they may direct from time to time.

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          Section 3.10. Assistant Secretaries and Assistant Treasurers.  The
Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the board of directors.

           Section 3.11. Term of Office; Removal; Delegation. Except as hereinafter provided, each officer elected by the board of directors shall hold office until the next annual meeting of the board of directors and until his successor is elected. Any officer may be removed at any time with or without cause by the board of directors. A vacancy in any office caused by the death, resignation or removal of the person elected thereto or because of the creation of a new office, or for any other reason, may be filled for the unexpired portion of the term by election of the board of directors at any meeting. In case of the absence, disability or refusal to act of any officer of the Corporation, or for any other reason that the board of directors shall deem sufficient, the board may delegate, for the time being, the powers and duties, or any of them, of such officer to any other officer, or to any director. No officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.

ARTICLE 4. Certificates of Stock and Their Transfer.

           Section 4.1. Certificates of Stock. The certificates of stock of the Corporation shall be in such form as may be determined by the board of directors, shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. If any stock certificate is signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any officer of the Corporation may be facsimile.

           Section 4.2. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to the certificate of shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the board of directors may from time to time deem advisable concerning the transfer and registration of certificates for shares of capital stock of the Corporation, the Corporation shall issue a new certificate and record the transaction upon its books. Transfers of shares on the books of the Corporation shall be made only by the registered holder thereof or by his attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation.

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           Section 4.3. No Fractional Share Certificates. Certificates shall not be issued representing fractional shares of stock.

           Section 4.4. Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the General Corporation Law of Delaware.

ARTICLE 5. Indemnification.

           Section 5.1. Indemnification of Directors and Officers. The Corporation shall, to the fullest extent permitted by law as the same exists or may hereafter be in effect, indemnify any person who (i) was or is or has agreed to become a director or officer of the Corporation and (ii) was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, at the request of the Corporation, was or is or has agreed to become or has served as a director or officer of the Corporation or, concurrent therewith, in any capacity with or on behalf of any other enterprise. Expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon (i) the authorization of such payment or reimbursement by the President, Chairman of the Board of Directors, disinterested directors or shareholders of the Corporation and (ii) receipt by the Corporation of an undertaking by or on behalf of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The right of any such person to be indemnified and to the payment or reimbursement of expenses incurred in defending any such action, suit or proceeding in advance of its final disposition provided in and authorized by this by-law shall (i) extend to the heirs and legal representatives of such person, (ii) be enforceable against the Corporation by such person who shall be presumed to have relied thereon in serving, continuing to serve, or agreeing to serve as a director or officer of the Corporation, (iii) not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise and (iv) be retroactive to events occurring prior to the adoption of this by-law to the extent not prohibited by law. No amendment of this by-law shall impair the rights of any such person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law: the term "Corporation" shall include any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust or employee

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benefit plan; service "at the request of the Corporation" shall include, but not be limited to, service by any such person as a director or officer of the Corporation or in any capacity with or on behalf of any such other enterprise which imposes duties on, or involves services to the Corporation or such other enterprise by, such person with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on any such person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by any such person in good faith with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

ARTICLE 6. General Provisions.

        Section 6.1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

        Section 6.2. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, and the words "CORPORATE SEAL," "DELAWARE" and "1984." Such seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.

ARTICLE 7. Amendments.

        Section 7.1. In General. Any provision of these by-laws may be altered, amended or repealed from time to time by the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at any annual meeting or special meeting of stockholders at which a quorum is present, or by the affirmative vote of a majority of the directors then qualified and acting at any regular or special meeting of the board at which a quorum is present; provided, however, that the stockholders may provide specifically for limitations on the power of directors to amend particular by-laws and, in such event, the directors' power of amendment shall be so limited.




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